UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2011

Vistaprint N.V.
__________________________________________
(Exact name of registrant as specified in its charter)

Netherlands	000-51539	98-0417483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hudsonweg 8, Venlo, Netherlands		5928 LW
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	31 77 850 7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, Michael C. Greiner joined Vistaprint N.V. as Chief Accounting Officer (principal accounting officer), reporting to Ernst Teunissen, Vistaprint's Executive Vice President and Chief Financial Officer. Before joining Vistaprint, Mr. Greiner was at General Electric Company serving as the Global Controller, Water and Process Technologies from December 2009 to May 2011 and the Executive Technical Advisor, Corporate Audit Services from November 2007 to December 2009. Before joining General Electric, Mr. Greiner was at Bausch & Lomb and was the Vice President, Financial Planning and Analysis and Special Projects from May 2007 to November 2007, and prior to that was the Vice President, Corporate Audit Services from June 2005 to May 2007. Mr. Greiner is a Certified Public Accountant and earned B.S. and M.S. degrees in Accounting at the Samuel J. Silberman School of Business at Fairleigh Dickenson University and an MBA at Columbia University Business School. Mr. Greiner is 38 years old.

There are no family relationships between Mr. Greiner and any of Vistaprint’s supervisory directors or executive officers. Since July 1, 2009, Mr. Greiner has had no related person transactions that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vistaprint N.V.

June 1, 2011	By:	/s/Ernst Teunissen

Name: Ernst Teunissen
Title: Executive Vice President and Chief Financial Officer